                                                                    Exhibit 8(b)

                                     FORM OF

                          ACCOUNTING SERVICES AGREEMENT

                                   SCHEDULE B

                                   AMENDED [ ]

1.      Schwab California Municipal Money Fund               November 6, 1990
2.      Schwab Money Market Fund                             April 8, 1991
3.      Schwab Government Money Fund                         April 8, 1991
4.      Schwab Municipal Money Fund                          May 3, 1991
5.      Schwab US Treasury Money Fund                        November 5, 1991
6.      Schwab Value Advantage Money Fund                    February 7, 1992
7.      Schwab Institutional Money Fund                      November 26, 1993
8.      Schwab Retirement Money Fund                         November 26, 1993
9.      Schwab New York Municipal Money Fund                 November 8, 1994
10.     Schwab Government Cash Reserves Fund                 October 20, 1997
11.     Schwab New Jersey Municipal Money Fund               January 20, 1998
12.     Schwab Pennsylvania Municipal Money Fund             January 20, 1998
13.     Schwab Florida Municipal Money Fund                  February 16, 1998



                   PFPC INC.

                   By:      ________________________
                            Joseph T. Gramlich

                   Title:   Senior Vice President

                   THE CHARLES SCHWAB FAMILY OF FUNDS

                   By:      ________________________
                            William J. Klipp

                   Title:   Executive Vice President and Chief Operating Officer